Exhibit 5

 August 4, 2015

C1 Financial, Inc.

100 5th Street South

St. Petersburg, Florida 33701

Ladies and Gentlemen:

We have acted as special counsel to C1 Financial, Inc., a Florida corporation (the “Company”), in connection with the registration of 1,256,255 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, to be resold by those persons and entities identified as Selling Stockholders in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Commission”) on date hereof under the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We are opining in this letter as to the Florida Business Corporation Act (the “FBCA”), and we express no opinion with respect to any other laws, or with respect to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein.

For purposes of the opinion set forth in the letter, we have examined the Registration Statement and the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company. We have also examined the corporate actions of the Company approving the issuance of the Shares, and we have made such other investigations as we have deemed appropriate.

We have relied upon certificates and other assurances of officers of the Company and others as to factual matters for purposes of this opinion, without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

Subject to the foregoing, it is our opinion that the Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

C1 Financial, Inc.

August 4, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Shutts & Bowen LLP

SHUTTS & BOWEN LLP